Exhibit 99.1
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Specialty Ingredients sales)

Monthly Sales ($ in millions)*

	2009	2010	2011	2012	2013
January	60.1	74.9	76.3	215.8	243.2
February	72.3	67.7	81.4	236.3	203.2
March	90.5	97.5	112.2	270.9	235.5
April	65.6	56.1	86.8	252.9	224.3
May	74.8	78.9	100.8	280.3	240.8
June	92.3	91.9	115.8	259.9	251.4
July	67.2	68.6	94.0	251.3	174.7
August	79.1	77.7	106.6	226.8
September	90.3	92.7	109.4	255.7
October	67.2	68.2	206.0	202.4
November	73.2	68.4	215.0	228.7
December	69.1	79.2	206.9	190.6

12 Month Rolling Average ($ in millions)*

	2009	2010	2011	2012	2013
January	89.0	76.4	76.9	137.5	241.6
February	87.8	76.0	78.1	150.5	238.8
March	87.1	76.6	79.3	163.7	235.9
April	85.2	75.8	81.9	177.5	233.5
May	83.4	76.1	83.7	192.5	230.2
June	81.3	76.1	85.7	204.5	229.5
July	80.5	76.2	87.8	217.6	223.1
August	78.8	76.1	90.2	227.6
September	77.0	76.3	91.6	239.8
October	76.6	76.4	103.1	239.5
November	76.0	76.0	115.3	240.7
December	75.1	76.8	125.9	239.3

*NOTE:  All information presented subsequent to September 2011 includes activity related to ISP, which was acquired on August 23, 2011.